Exhibit 23.1

Global Traffic Network, Inc.

880 Third Avenue

New York, New York 10022

UNITED STATES OF AMERICA

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139952 and 333-159527) and Form S-3 (333-173343) of Global Traffic Network, Inc. of our reports dated September 13, 2011, relating to the consolidated financial statements, and the effectiveness of Global Traffic Network, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

BDO Audit (NSW — VIC) Pty Limited

Sydney, NSW, Australia

September 13, 2011